Exhibit 32

CERTIFICATION

In connection with the periodic report of The Clorox Company (the "Company") on Form 10-Q for the period ended December 31, 2017, as filed with the Securities and Exchange Commission (the "Report"), we, Benno Dorer, Chairman and Chief Executive Officer of the Company, and Stephen M. Robb, Executive Vice President - Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: February 2, 2018

/s/ Benno Dorer
Benno Dorer
Chairman and Chief Executive Officer

/s/ Stephen M. Robb
Stephen M. Robb
Executive Vice President - Chief Financial Officer